UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014 (February 24, 2014)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 24, 2014, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”) appointed Mr. Robert A. Lippe, age 49, to the newly created position of Executive Vice President, Operations and Chief Operations Officer. A copy of the press release relating to Mr. Lippe’s appointment is attached hereto as Exhibit 99.1.

From January 2011 to February 2014, Mr. Lippe served as the Head of Global Operations & Operational Excellence at Ironwood Pharmaceuticals, Inc. Prior to Ironwood, Mr. Lippe worked for Genentech, Inc. from 2002 to 2011. From October 2007 to January 2011, Mr. Lippe served as the Head of Manufacturing for Genentech’s Vacaville Operations. From May 2002 until October 2007, Mr. Lippe held multiple positions in strategic operations, drug substance and drug product manufacturing, and facilities. Prior to joining Genentech, Mr. Lippe spent ten years at Lawrence Livermore National Laboratory and six years as an officer in the U.S. Coast Guard. Mr. Lippe received his MPH and MBA degrees from the University of California, Berkeley, and received a BS degree in marine engineering from the United States Coast Guard Academy.

Mr. Lippe will receive a base annual salary of $380,000 and will be eligible to participate in the Company’s benefit and compensation plans, including the 2014 Bonus Plan. Mr. Lippe has been assigned an annual target bonus as a percentage of salary of 40%, which is consistent with the target bonus percentages for the Company’s officers under the 2014 Bonus Plan, and which is payable at the end of 2014 contingent on the Company meeting certain corporate goals and Mr. Lippe achieving a specified individual performance rating. Mr. Lippe received an option to purchase 300,000 shares of Common Stock at an exercise price of $5.46 under the Company’s 2005 Equity Incentive Plan. He will also receive a signing bonus of $75,000. The Company will pay customary relocation expenses actually incurred by Mr. Lippe.

Mr. Lippe has entered into (i) an Indemnity Agreement with the Company, which provides, among other things, that the Company will indemnify Mr. Lippe, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings that he is or may be made a party by reason of his position as an officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Restated Certificate of Incorporation and Bylaws, and (ii) a Change of Control Agreement with the Company, which provides for severance benefits and for the acceleration of then unvested stock options and restricted stock units in the event of termination in connection with a change of control of the Company. The terms of the change of control agreements that the Company has entered into with each of its executive officers, including Mr. Lippe, are more fully described in the information specifically incorporated by reference into Item 11 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 from its definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (“SEC”) on April 10, 2013. The foregoing summary of the Change of Control Agreement and the Indemnity Agreement is qualified in its entirety by reference to the form of amended change of control agreement that the Company filed as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, as filed with the SEC on November 6, 2012, and the form of indemnity agreement that the Company filed as an exhibit to its Form 8-K filed with the SEC on July 14, 2008.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 25, 2014, entitled “Robert A. Lippe Joins Alexza Pharmaceuticals as Executive Vice President, Operations and Chief Operations Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: February 26, 2014

	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated February 25, 2014, entitled “Robert A. Lippe Joins Alexza Pharmaceuticals as Executive Vice President, Operations and Chief Operations Officer.”